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                                                                               EXHIBIT 12.1
                                 WESTFIELD AMERICA, INC.
                COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)


                                                         THREE MONTHS ENDED      SIX MONTHS ENDED
                                                              JUNE 30               JUNE 30
                                                                1999                  1999
                                                         ------------------      ----------------
Income before income taxes                                    $12,091              $21,092
Add:  Minority interest in consolidated real
        estate partnership                                        752                1,336
      Equity in (income) losses of
      unconsolidated real estate partnerships                  (1,264)              (2,320)
      Distributions from unconsolidated
        real estate partnerships                                  890                3,033
      Interest expense                                         50,041               99,185
Less: Gains on sale of investments                             (1,971)              (1,971)
                                                         ------------------      ----------------

Total Earnings Available to Cover Fixed Charges               $60,539             $120,355

Total Fixed Charges-Interest Expensed
  and capitalized                                              50,642              100,029

Total Preferred Stock Dividends                                 8,625               17,250
                                                         ------------------      ----------------
Total Combined Fixed Charges and Preferred Stock
  Dividends                                                    59,267              117,279

Ratio of Earnings to Fixed Charges                               1.20x                1.20x
                                                         ==================      ================

Ratio of Earnings to Fixed Charges and Preferred
  Stock Dividends                                                1.02x                1.03x
                                                         ==================      ================

Supplemental Disclosure of Ratio of Funds from
  Operations (FFO) to Fixed Charges:

FFO                                                           $42,037              $83,207
Interest expense                                               50,041               99,185
                                                         ------------------      ----------------
Adjusted FFO available to cover fixed charges                  92,078              182,392
                                                         ==================      ================

Total Fixed Charges-interest expense                           50,642              100,029

Total Preferred Stock Dividends                                 8,625               17,250
                                                         ------------------      ----------------
Total Combined Fixed Charges and Preferred
  Stock Dividends                                              59,267              117,279
                                                         ==================      ================

Ratio of FFO to Fixed Charges                                    1.82x                1.82x
                                                         ==================      ================

Ratio of FFO to Fixed Charges and Preferred Stock                1.55x                1.56x
  Dividends
                                                         ==================      ================
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                                                                                                 EXHIBIT 12.1
                                 WESTFIELD AMERICA, INC.
               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                     DECEMBER 31, 1998
                           (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)


                                                                                                     PERIOD FROM
                                                                                                     FEBRUARY 12,
                                                               YEAR ENDED DECEMBER 31,               1994 THROUGH
                                                         ------------------------------------        DECEMBER 31,
                                                           1998      1997      1996    1995          1994 (1)
                                                         --------------------------------------------------------

Income before income taxes                               $106,188   $46,865  $24,696  $21,846           $15,241
Add: Minority interest in consolidated real
    estate partnership                                      4,257     2,478    1,063       -                  -
  Equity in (income) losses of unconsolidated
    real estate partnerships                               (5,949)   (3,887)  (3,707)  (4,412)              386
  Distributions from unconsolidated
    real estate partnerships                                9,812    10,013   11,430   17,611            29,961
  Interest expense                                        106,852    57,472   40,233   27,916            24,156
Less:Gain on sale of properties and partnership
    interest                                              (53,895)
                                                         --------------------------------------------------------
Total Earnings Available to Cover Fixed Charges          $167,265  $112,941  $73,715  $62,961           $69,744
                                                         ========================================================

Total Fixed Charges-Interest Expensed and capitalized    $108,410   $58,876  $41,736  $27,968           $24,156

Total Preferred Stock Dividends                            17,619    11,428    4,264        3                 -
                                                         --------------------------------------------------------
Total Combined Fixed Charges and Preferred
  Stock Dividends                                         126,029    70,304   46,000   27,971            24,156

Ratio of Earnings to Fixed Charges                           1.54x     1.92x    1.77x    2.25x             2.89x
                                                         ========================================================

Ratio of Earnings to Fixed Charges and Preferred Stock
  Dividends                                                  1.33x     1.61x    1.60x    2.25x             2.89x
                                                         ========================================================

Supplemental Disclosure of Ratio of Funds from Operations
  (FFO) to Fixed Charges:

FFO                                                      $140,839  $111,271  $75,842  $65,792           $53,315
Interest expense                                          106,852    57,472   40,233   27,916            24,156
                                                         --------------------------------------------------------
Adjusted FFO available to cover fixed charges            $247,691  $168,743 $116,075  $93,708           $77,471
                                                         ========================================================

Total Fixed Charges-interest expense                      108,410    58,876   41,736   27,968            24,156

Total Preferred Stock Dividends                            17,619    11,428    4,264        3                 -
                                                         --------------------------------------------------------
Total Combined Fixed Charges and Preferred Stock
  Dividends                                              $126,029   $70,304  $46,000  $27,971           $24,156
                                                         ========================================================

Ratio of FFO to Fixed Charges                                2.28x     2.87x    2.78x    3.35x             3.21x
                                                         ========================================================

Ratio of FFO to Fixed Charges and Preferred Stock
  Dividends                                                  1.97x     2.40x    2.52x    3.35x             3.21x
                                                         ========================================================

(1)  The computation for the forty two days ended February 11, 1994 is not meaningful.

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